UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Item 5.07 below, on August 2, 2018, the stockholders of BioDelivery Sciences International, Inc. (the “Company”) approved amendments to the Company’s Certificate of Incorporation to: (i) declassify the Company’s Board of Directors (the “Board”); (ii) clarify the voting standard for the election of director nominees; and (iii) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 75,000,000 shares to 125,000,000 shares. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation reflecting the foregoing amendment filed with the Secretary of the State of Delaware is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on July 2, 2018, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) entitled to vote at the Annual Meeting was 59,351,956. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 50,806,956, thus establishing a quorum for the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to declassify the Board.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
27,824,544	1,065,537	68,678	21,848,197

Proposal 2: To approve an amendment to the Charter to clarify the voting standard for the election of director nominees.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
25,509,720	3,383,255	55,784	21,848,197

Proposal 3: To approve an amendment to the Charter to increase the number of authorized shares of the Company’s Common Stock from 75,000,000 shares to 125,000,000 shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
45,915,881	3,529,021	426,086	935,968

Proposal 4: To elect two directors to the Board, Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director), each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve such proposal and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal.

Nominees	For Nominee	Withhold Authority for Nominee	Broker Non-Votes
Peter S. Greenleaf	28,049,488	909,271	21,848,197
Todd C. Davis	28,419,724	539,035	21,848,197

Proposal 5: To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
48,568,594	2,103,487	134,875	-0-

Proposal 6: To ratify the issuance and sale of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and to approve the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
28,159,498	698,038	101,226	21,848,197

Proposal 7: To adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 or Proposal 6.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
47,079,169	3,414,650	313,129	-0-

Based on the foregoing Peter S. Greenleaf and Todd C. Davis were elected as directors each to hold office until the 2019 annual meeting of the Company’s stockholders and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal. The amendments to the Company’s Charter described in Proposals 1, 2 and 3 were approved. Cherry Bekaert LLP was ratified as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018. The issuance and sale of the Company’s Series B Preferred Stock, and the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d) was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of BioDelivery Sciences International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer